EXHIBIT INDEX


Exhibit
Number      Description
-------     -----------

 21.69      Monthly Statement for April 1997

                        STATEMENT TO CERTIFICATEHOLDERS

    Security Pacific National Bank                  Current Collection Period:
                                                    01-Mar-97 to 31-Mar-97
    SPNB Home Equity Loan Asset Backed Securities   P & S Agreement Date:
    8.10% Class A Certificates, Series 1991-2       Original Settlement Date:
    8.15% Class B Certificates, Series 1991-2       Distribution Date: 15-Apr-97

    Distribution to Holders of Class A Certificates (per Certificate with a $1,000 denomination)

 1.00i.   Amount Allocable to Class A Monthly Principal                 2.477949
     ii.  Amount of Class A Principal Shortfall                         0.000000
     iii. Carryover Class A Principal Shortfall After Such              0.000000
             Distribution

 2.00i.   Amount Allocable to Class A Monthly Interest                  0.045129
     ii.  Amount of Class A Interest Shortfall                          0.000000
     iii. Amount of Class A Carryover Interest Shortfall                0.000000
     iv.  Remaining Class A Carryover Interest Shortfall After          0.000000
             Such Distribution

    Distribution to Holders of Class B Certificates (per Certificate with a $1,000 denomination)

 3.00i.   Amount Allocable to Principal from Draw Amounts and           3.239524
             Remaining Funds, or Amount Allocable to Class B
             Monthly Principal

 4.00i.   Amount Allocable to Class B Monthly Interest                  2.796759
     ii.  Amount of Class B Interest Shortfall                          0.000000
     iii. Amount of Class B Carryover Interest Shortfall                0.000000
     iv.  Remaining Class B Carryover Interest Shortfall After          0.000000
             Such Distribution

 5.00i.   Ending Class A Certificate Principal Balance              3,644,538.39
     ii.  Ending Class A Principal Factor                              0.420790%

 6.00i.   Ending Class B Certificate Principal Balance             39,317,559.90
     ii.  Ending Class B Principal Factor                             40.855327%

 7.00i.   Ending Pool Balance                                      99,880,605.40
     ii.  Ending Pool Factor                                          10.378779%

 8.00i.   Amount of Voluntary Advances                                      0.00

 9.00i.   Number of Mortgage Loans 30 to 59 Days Delinquent                   89
     ii.  Percentage of Mortgage Loans 30 to 59 Days Delinquent            2.78%
     iii. Aggregate Principal Balances of Mortgage Loans 30 to 4,147,419.66 59 Days Delinquent
     iv.  Percentage of Principal Balances 30 to 59 Days                   4.15%
             Delinquent

     v.   Number of Mortgage Loans 60 to 89 Days Delinquent                    5
     vi.  Percentage of Mortgage Loans 60 to 89 Days Delinquent            0.16%
     vii. Aggregate Principal Balances of Mortgage Loans 60 to        200,894.35
             89 Days Delinquent
     viii.Percentage of Principal Balances 60 to 89 Days                   0.20%
             Delinquent

     ix.  Number of Mortgage Loans 90 or More Days Delinquent                 22
      x.  Percentage of Mortgage Loans 90 or More Days                     0.69%
             Delinquent
      xi. Aggregate Principal Balances of Mortgage Loans 90 or 1,285,610.22 More Days Delinquent
      xii.Percentage of Principal Balances 90 or More Days                 1.29%
             Delinquent

10.00i.   Aggregate Principal Balance of Mortgage Loans in                  0.00
             Foreclosure
     ii.  Number of Mortgage Loans in Foreclosure                           4.00
     iii. Book Value of Real Estate Acquired Through                  476,000.00
             Foreclosure or Grant of a Deed